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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Prospectus on Form S-3 of our report dated February 18, 2000, except as to Note 9 which is dated March 27, 2000, relating to the financial statements and financial statement schedules, which appears in Semiconductor Laser International Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                                      PricewaterhouseCoopers LLP

Syracuse,  New York
May 3, 2000

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